Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of BioPower Operations Corporation (the “Company”) for the quarter ended August 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Troy MacDonald, Chief Executive Officer of the Company, and Paul Christopher Walton, Chief Operating Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 2, 2022	/s/ Troy MacDonald
Troy MacDonald, Chief Executive Officer (principal executive officer)

Date: December 2, 2022	/s/ Paul Christopher Walton
Paul Christopher Walton, Chief Operating Officer (principal financial officer and principal accounting officer)